As filed with the Securities and Exchange Commission on October 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARATHON PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1284632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

539 South Main Street

Findlay, Ohio 45840-3229

(419) 422-2121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Molly R. Benson

Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

539 South Main Street

Findlay, Ohio 45840-3229

419-422-2121

(Name, Address and Telephone Number of Agent For Service)

Copy to:

Michael J. Solecki

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock, par value $0.01 per share	96,400	$83.83	$8,081,212	$980

(1)

Represents the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), of Marathon Petroleum Corporation (the “Registrant”) issuable pursuant to the Tesoro Corporation 2006 Long-Term Incentive Plan (as amended and restated) (the “2006 Plan”) and the Andeavor 2011 Long-Term Incentive Plan (as amended and restated) (the “2011 Plan” and, collectively with the 2006 Plan, the “Plans”) being registered hereon. The Plans are to be continued by the Registrant in connection with the transactions by which Marathon has agreed to acquire Andeavor through the merger of Mahi Inc. with and into Andeavor (with Andeavor surviving as a wholly owned subsidiary of the Registrant) and the merger of Andeavor with and into Andeavor LLC (with Andeavor LLC surviving as a wholly owned subsidiary of the Registrant) (the “Merger”), which Merger is expected to close on October 1, 2018.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-3 (this “Registration Statement”) also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plans.

(3)	The number of shares of common stock being registered hereon for the respective Plans are as follows: 2006 Plan – 5,100 shares; and 2011 Plan – 91,300 shares.

(4)

Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on September 26, 2018, which is a date within five business days prior to filing.

Prospectus

MARATHON PETROLEUM CORPORATION

Tesoro Corporation 2006 Long-Term Incentive Plan (as amended and restated)

Andeavor 2011 Long-Term Incentive Plan (as amended and restated)

The 96,400 shares of common stock covered by this prospectus may be acquired by participants in the Tesoro Corporation 2006 Long-Term Incentive Plan (as amended and restated) (the “2006 Plan”) and the Andeavor 2011 Long-Term Incentive Plan (as amended and restated) (the “2011 Plan” and, collectively with the 2006 Plan, the “Plans”) being registered hereon. The Plans are to be continued by the Registrant in connection with the transactions by which Marathon has agreed to acquire Andeavor through the merger of Mahi Inc. with and into Andeavor (the “First Merger”) (with Andeavor surviving as a wholly owned subsidiary of the Registrant) and the merger of Andeavor with and into Andeavor LLC (with Andeavor LLC surviving as a wholly owned subsidiary of the Registrant) (the “Second Merger” and together with the First Merger, the “Merger”), as contemplated by the Agreement and Plan of Merger, dated as of April 29, 2018 (as amended, the “Merger Agreement”), by and among the Registrant, Andeavor, Mahi Inc. and Andeavor LLC (f/k/a Mahi LLC). The Merger is expected to close on October 1, 2018. All awards are subject to the terms of the applicable Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by a Plan will be used for general corporate purposes.

Our common stock is listed on the New York Stock Exchange under the symbol “MPC.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

THE COMPANY

Marathon Petroleum Corporation, which we refer to throughout this prospectus as “we,” “Marathon Petroleum” and “MPC,” was incorporated in Delaware on November 9, 2009 in connection with an internal restructuring of Marathon Oil Corporation. Based in Findlay, Ohio, MPC is the nation’s second-largest refiner, with a crude oil refining capacity of approximately 1.9 million barrels per calendar day in its six-refinery system. Marathon brand gasoline is sold through approximately 5,600 independently owned retail outlets across 20 states and the District of Columbia. In addition, Speedway LLC, an MPC subsidiary, owns and operates the nation’s second-largest convenience store chain, with approximately 2,740 convenience stores in 22 states. MPC owns, leases or has ownership interests in approximately 10,800 miles of crude oil and light product pipelines. Through subsidiaries, MPC owns the general partner of MPLX LP (“MPLX”), a midstream master limited partnership. Through MPLX, MPC has ownership interests in gathering and processing facilities with approximately 5.9 billion cubic feet per day of gathering capacity, 8.7 billion cubic feet per day of natural gas processing capacity and 610,000 barrels per day of fractionation capacity. MPC’s fully integrated system provides operational flexibility to move crude oil, natural gas liquids, feedstocks and petroleum-related products efficiently through the company’s distribution network and midstream service businesses in the Midwest, Northeast, East Coast, Southeast and Gulf Coast regions. MPC owns 100% of the outstanding equity interests of MPLX GP LLC, the general partner of MPLX. Additionally, as of June 30, 2018, MPC owned approximately 63.6% of the outstanding common units of MPLX. MPC’s principal executive offices are located at 539 South Main Street, Findlay, Ohio 45840, and its telephone number at that location is 419-422-2121.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Following completion of the Merger, our business, operating results and financial condition will be subject to risks relating to Andeavor’s business. You should also carefully consider any specific risks set forth under the caption “Risk Factors” included in Andeavor’s most recent Annual Report on Form 10-K, as such risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q, together with the risk factors set forth in the definitive joint proxy statement/prospectus filed August 3, 2018 with the SEC, which risk factors are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include, but are not limited to, statements that relate to, or statements that are subject to risks, contingencies or uncertainties that relate to:

•	future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share;

•	anticipated volumes of feedstock, throughput, sales or shipments of refined products;

•	anticipated levels of regional, national and worldwide prices of crude oil, natural gas, NGLs and refined products;

•	anticipated levels of crude oil and refined product inventories;

•	future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses;

•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•	business strategies, growth opportunities and expected investment;

•	our share repurchase authorizations, including the timing and amounts of any common stock repurchases;

•	the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan;

•	the effect of restructuring or reorganization of business components;

•	the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; and

•	the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation.

We have based our forward-looking statements on our current expectations, estimates and projections about our industry and our company. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:

•	the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected;

•	disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers;

•	risks relating to any unforeseen liabilities of Andeavor;

•	volatility or degradation in general economic, market, industry or business conditions;

•	availability and pricing of domestic and foreign supplies of natural gas, NGLs and crude oil and other feedstocks;

•	the ability of the members of the OPEC to agree on and to influence crude oil price and production controls;

•	availability and pricing of domestic and foreign supplies of refined products such as gasoline, diesel fuel, jet fuel, home heating oil and petrochemicals;

•	foreign imports and exports of crude oil, refined products, natural gas and NGLs;

•	refining industry overcapacity or under capacity;

•	changes in producer customers’ drilling plans or in volumes of throughput of crude oil, natural gas, NGLs, refined products or other hydrocarbon-based products;

•	changes in the cost or availability of third-party vessels, pipelines, railcars and other means of transportation for crude oil, natural gas, NGLs, feedstocks and refined products;

•	changes to our capital budget, expected construction costs and timing of projects;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles and laws mandating such fuels or vehicles;

•	fluctuations in consumer demand for refined products, natural gas and NGLs, including seasonal fluctuations;

•

political and economic conditions in nations that consume refined products, natural gas and NGLs, including the United States, and in crude oil producing regions, including the Middle East, Africa, Canada and South America;

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actions taken by our competitors, including pricing adjustments, expansion of retail activities, the expansion and retirement of refining capacity and the expansion and retirement of pipeline capacity, processing, fractionation and treating facilities in response to market conditions;

•	completion of pipeline projects within the United States;

•	changes in fuel and utility costs for our facilities;

•	failure to realize the benefits projected for capital projects, or cost overruns associated with such projects;

•	the ability to successfully implement growth opportunities, including strategic initiatives and actions;

•	risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges;

•	the ability to realize the strategic benefits of joint venture opportunities;

•	accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, or those of our suppliers or customers;

•	unusual weather conditions and natural disasters, which can unforeseeably affect the price or availability of crude oil and other feedstocks and refined products;

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acts of war, terrorism or civil unrest that could impair our ability to produce refined products, receive feedstocks or to gather, process, fractionate or transport crude oil, natural gas, NGLs or refined products;

•	state and federal environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the renewable fuel standard program;

•	adverse changes in laws including with respect to tax and regulatory matters;

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rulings, judgments or settlements and related expenses in litigation or other legal, tax or regulatory matters, including unexpected environmental remediation costs, in excess of any reserves or insurance coverage;

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political pressure and influence of environmental groups upon policies and decisions related to the production, gathering, refining, processing, fractionation, transportation and marketing of crude oil or other feedstocks, refined products, natural gas, NGLs or other hydrocarbon-based products;

•	labor and material shortages;

•	the maintenance of satisfactory relationships with labor unions and joint venture partners;

•	the ability and willingness of parties with whom we have material relationships to perform their obligations to us;

•	the market price of our common stock and its impact on our share repurchase authorizations;

•

changes in the credit ratings assigned to our debt securities and trade credit, changes in the availability of unsecured credit, changes affecting the credit markets generally and our ability to manage such changes;

•	capital market conditions and our ability to raise adequate capital to execute our business plan;

•	the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and

•	the risks that are described from time to time in our and Andeavor’s respective reports filed with the SEC.

We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

USE OF PROCEEDS

Any proceeds we receive from the exercise of stock options issued under the Plans will be used for general corporate purposes. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

Pursuant to the Merger Agreement and subject to certain exceptions, awards of stock options, restricted stock units, performance share awards, market stock units, restricted shares and certain other awards that were previously made pursuant to the Plans to current or former directors, officers or employees of Andeavor or its affiliates are to be converted into an adjusted award based on MPC common stock, as described below under “Description of Award Adjustments.” The registration statement of which this prospectus forms a part only covers awards that were granted under the Plans to individuals who, at the time of the closing of the Merger, are no longer employed by or serving on the board of directors of Andeavor or MPC and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement also does not cover any awards that were granted to any individual who, upon completion of the Merger, was employed by or was serving on the board of directors of MPC.

DESCRIPTION OF AWARD ADJUSTMENTS

In connection with the Merger, MPC or a subsidiary will assume, and MPC shares will be issuable in respect of, the 2006 Plan and the 2011 Plan. The Merger Agreement establishes, among other things, the mechanics for the conversion and adjustment of equity awards granted under the Plans into adjusted awards pursuant to which shares of MPC may be acquired. In accordance with the Merger Agreement, at the effective time of the First Merger:

•

each outstanding option award (“Andeavor Option”) to purchase Andeavor common stock, whether vested or unvested, will automatically and without any action on the part of the holder thereof, cease to represent an option award to purchase Andeavor common stock and will be converted into an option award to acquire a number of shares of MPC common stock (rounded down to the nearest whole number) equal to the number of shares of Andeavor common stock subject to such Andeavor Option immediately prior to the effective time of the First Merger multiplied by 1.87, at an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price per share of such Andeavor Option immediately prior to the effective time of the First Merger divided by 1.87;

•

each Andeavor outstanding restricted stock unit award or phantom stock unit award with only time-based vesting requirements (except for awards held by non-employee directors of Andeavor) (“Andeavor RSU”), whether vested or unvested, will, automatically and without any action on the part of the holder thereof, cease to represent a restricted stock unit award or phantom stock unit award denominated in Andeavor common stock and be converted into a restricted stock unit award denominated in MPC common stock relating to the number of shares of MPC common stock (rounded down to the nearest whole number) equal to the number of shares of Andeavor common stock subject to such Andeavor RSU immediately prior to the effective time of the First Merger multiplied by 1.87;

•

each outstanding performance share award (“Andeavor PSA”) with any performance-based vesting requirements, will, automatically and without any action on the part of the holder thereof, cease to represent a performance share award denominated in Andeavor common stock and be converted into a time-based restricted stock unit denominated in MPC common stock (rounded down to the nearest whole number) equal to the number of shares of Andeavor common stock that would have been issued under such Andeavor PSA assuming the greater of the achievement of target performance or the achievement of actual performance measured as of the effective time of the First Merger, as reasonably determined in good faith by the compensation committee of the Andeavor board in accordance with the applicable award agreement and in consultation with the Chief Executive Officer of MPC, multiplied by 1.87;

•

each outstanding market stock unit award (“Andeavor MSU”) in respect of Andeavor common stock, will, automatically and without any action on the part of the holder thereof, cease to represent a market stock unit award denominated in Andeavor common stock and be converted into a time-based restricted stock unit award denominated in MPC common stock (rounded down to the nearest whole number) equal to the greater of the target number of shares of Andeavor common stock subject to such Andeavor MSU or the number of shares of Andeavor common stock that would have been issued under such Andeavor MSU based on actual performance measured as of the effective time of the First Merger, as reasonably determined in good faith by the compensation committee of the Andeavor board in accordance with the applicable award agreement and in consultation with the Chief Executive Officer of MPC, multiplied by 1.87;

•

each outstanding share of Andeavor common stock that is subject to vesting, repurchase, or other lapse of restrictions (“Andeavor Restricted Share”), will, automatically and without any action on the part of the holder thereof, cease to represent an Andeavor Restricted Share and be converted into a number of restricted shares of MPC common stock (rounded down to the nearest whole number) equal to the number of Andeavor restricted shares held by the holder of such Andeavor Restricted Share, multiplied by 1.87; and

•

each outstanding right of any kind, contingent or accrued, to acquire or receive shares of Andeavor common stock or benefits measured by the value of shares of Andeavor common stock, and each award of any kind consisting of shares of Andeavor common stock that may be held, awarded, outstanding, payable or reserved for issuance under the Plans other than Andeavor Options, Andeavor RSUs, Andeavor PSAs, Andeavor MSUs, and Andeavor Restricted Shares, will, automatically and without any action on the part of the holder thereof, cease to represent an award denominated in Andeavor common stock and be converted into the right to acquire or receive benefits measured by the value of (as the case may be) the number of shares of MPC common stock (rounded down to the nearest whole number) equal to the product of the number of shares of Andeavor common stock subject to such Andeavor other award immediately prior to the effective time of the First Merger multiplied by 1.87.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in Article IV of the Merger Agreement. The foregoing descriptions of the equity award adjustments are qualified in their entirety by the complete terms and conditions of the Merger Agreement, which is filed as an exhibit to our Registration Statement on Form S-4 first filed with the SEC on May 29, 2018, as amended, and is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov.

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:

This document incorporates by reference the following documents that have previously been filed with the SEC by MPC (File No. 001-35054):

•	Annual Report on Form 10-K for the year ended December 31, 2017 (filed with the SEC on February 28, 2018);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (filed with the SEC on April 30, 2018);

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (filed with the SEC on August 6, 2018);

•

Current Reports on Form 8-K filed with the SEC on January 4, 2018, February 1, 2018 (SEC film no. 18567290), February 2, 2018, April 30, 2018 (SEC film no. 18786539), May 1, 2018, June 6, 2018 (Item 8.01 only), July 3, 2018, July 25, 2018, August 10, 2018, August 31, 2018, September 14, 2018, September 18, 2018 and September 24, 2018; and

•

The description of MPC’s common stock under the caption “Description of Capital Stock” in the Registration Statement on Form 10 filed with the SEC on January 25, 2011, as amended, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840-3229

Attention: Corporate Secretary

Telephone: (419) 422-2121

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MARATHON PETROLEUM CORPORATION

Tesoro Corporation 2006 Long-Term Incentive Plan (as amended and restated)

Andeavor 2011 Long-Term Incentive Plan (as amended and restated)

PROSPECTUS

October 1, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$980
Legal fees and expenses	10,000
Accounting fees and expenses	10,000
Miscellaneous	1,020

Total	$22,000

Item 15.	Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

Article Ten of Marathon Petroleum’s restated certificate of incorporation states that:

No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing provision will not eliminate or limit the liability of a Director (a) for any breach of that Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, or (d) for any transactions from which that Director derived an improper personal benefit. If the DGCL is amended or modified after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director, in addition to the limitation on personal liability provided in this Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director arising out of or related to any event, act or omission that occurred prior to such repeal or modification.

In addition, our bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, manager, partner, member, member representative or other designated legal representative of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our bylaws also provide that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our bylaws provide that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our bylaws also permit us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to maintain directors’ and officers’ liability insurance providing coverage to our directors and officers.

Item 16.	Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 29, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (n/k/a Andeavor LLC) (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed April 30, 2018 (file no. 001-35054) and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger, dated as of July 3, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (n/k/a Andeavor LLC) (filed as Exhibit 2.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4, filed July 5, 2018 (file no. 001-35054) and incorporated herein by reference).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of September 18, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (n/k/a Andeavor LLC) (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed September 18, 2018 (file no. 001-35054) and incorporated herein by reference).

4.1	Restated Certificate of Incorporation of Marathon Petroleum Corporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed June 22, 2011 (file no. 001-35054) and incorporated herein by reference).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Marathon Petroleum Corporation (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed August 6, 2018 (file no. 001-35054) and incorporated herein by reference).

4.3	Amended and Restated Bylaws of Marathon Petroleum Corporation dated May 1, 2018 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed May 1, 2018 (file no. 001-35054) and incorporated herein by reference).

4.4	Tesoro Corporation 2006 Long-Term Incentive Plan (as amended and restated) (filed as Exhibit 10.4 to Andeavor’s Current Report on Form 8-K, filed on December 18, 2008 (file no. 001-03473) and incorporated herein by reference).

4.5	Andeavor 2011Long-Term Incentive Plan (as amended and restated) (filed as Exhibit 10.68 to Andeavor’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 21, 2018 (file no. 001-03473) and incorporated herein by reference).

*5.1	Opinion of Jones Day.

*23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

*24.1	Power of Attorney of directors and officers of Marathon Petroleum Corporation.

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Marathon Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, the State of Ohio, on October 1, 2018.

MARATHON PETROLEUM CORPORATION

By:	/s/ Gary R. Heminger
Gary R. Heminger
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 1, 2018.

Signature	Title

/s/ Gary R. Heminger	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Gary R. Heminger

/s/ Timothy T. Griffith	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Timothy T. Griffith

/s/ John J. Quaid	Vice President and Controller (Principal Accounting Officer)
John J. Quaid

*	Director
Abdulaziz F. Alkhayyal

*	Director
Evan Bayh

*	Director
Charles E. Bunch

*	Director
Steven A. Davis

*	Director
Donna A. James

*	Director
James E. Rohr

*	Director
Frank M. Semple

*	Director
J. Michael Stice

*	Director
John P. Surma

*

The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Gary R. Heminger	October 1, 2018
Gary R. Heminger
Attorney-in-Fact